UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2006

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California	92673
(Address of Principal Executive Office)	(Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On September 12, 2006, Sunstone Hotel Investors, Inc. (the “Company”) completed the sale of 13 hotels (the “Portfolio”) for gross proceeds of $144.1 million to affiliates of Trinity Hotel Investors, LLC. The Portfolio consists of the following properties:

Property	Location	# of Rooms
Holiday Inn	Boise, ID	265
Holiday Inn	Craig, CO	152
Holiday Inn	Price, UT	151
Holiday Inn	Renton, WA	226
Holiday Inn	San Diego (Mission Valley), CA	175
Crowne Plaza	Englewood, NJ	194
Crowne Plaza	Williamsburg, VA	303
Hawthorn Suites	Kent, WA	152
Marriott	Ogden, UT	292
Marriott	Pueblo, CO	164
Courtyard	Lynnwood, WA	164
Courtyard	Fresno, CA	116
Courtyard	NM	213

Total Portfolio		2,567

The Portfolio is being sold unencumbered of both debt and management.

Sunstone Pro Forma Portfolio Statistics

	Pre-Sale	Post-Sale	% Increase/ (Decrease)
Total Hotels	63	50	(20.6)%
Total Rooms	18,495	15,928	(13.9)%
Number of States	19	14	(26.3)%
Rooms per Hotel	294	319	8.5%
1H 2006 Occupancy	72.9%	73.9%	1.0%
1H 2006 Average Daily Rate	$136.02	$143.60	5.6%
1H 2006 RevPAR	$99.10	$106.41	7.4%

Pre/Post Sale Portfolio by Region/Brand/Chain Scale Segment

	Pre-Sale Portfolio			Sold Portfolio			Post-Sale Portfolio
	Hotels	Rooms	% of total	Hotels	Rooms	% of total	Hotels	Rooms	% of total
REGION
California	24	6,290	34.0%	2	291	11.3%	22	5,999	37.7%
Other West	15	3,362	18.2%	8	1,566	61.0%	7	1,796	11.3%
Midwest	9	2,694	14.6%	0	0	0.0%	9	2,694	16.9%
Middle Atlantic	7	3,012	16.3%	1	194	7.6%	6	2,818	17.7%
South	5	2,062	11.1%	1	303	11.8%	4	1,759	11.0%
Southwest	3	1,075	5.8%	1	213	8.3%	2	862	5.4%

Total Portfolio	63	18,495	100.0%	13	2,567	100.0%	50	15,928	100.0%

BRAND
Marriott	32	9,350	50.6%	5	949	37.0%	27	8,401	52.7%
Hilton	7	2,112	11.4%	0	0	0.0%	7	2,112	13.3%
InterContinental	11	2,301	12.4%	7	1,466	57.1%	4	835	5.2%
Hyatt	5	1,757	9.5%	1	152	5.9%	4	1,605	10.1%
Starwood	3	824	4.5%	0	0	0.0%	3	824	5.2%
Other/Independent	5	2,151	11.6%	0	0	0.0%	5	2,151	13.5%

Total Portfolio	63	18,495	100.0%	13	2,567	100.0%	50	15,928	100.0%

CHAIN SCALE
Luxury / Upper Upscale	33	11,842	64.0%	2	456	17.8%	31	11,386	71.5%
Upscale	21	4,898	26.5%	6	1,142	44.5%	15	3,756	23.6%
Midscale	9	1,755	9.5%	5	969	37.7%	4	786	4.9%

Total Portfolio	63	18,495	100.0%	13	2,567	100.0%	50	15,928	100.0%

Sale Portfolio vs. 2005/2006 Acquisitions

	1H 2006
	13 Hotel Portfolio	2005/2006 Acquisitions	% Difference
# of Hotels	13	13
Average Daily Rate	$80.03	$184.71	130.8%
Occupancy	65.9%	74.0%	8.1%
RevPAR	$52.71	$136.64	159.2%
Avg. Rooms per Hotel	197	463	135.0%

Net Proceeds

Net proceeds of approximately $136.4 million (including a $5.6 million promissory note) from this sale will be reinvested into hotels similar to those acquired over the past two years. At this time, no specific properties are under contract. Pending such reinvestment, approximately $20.3 million of the net proceeds will be used to repay amounts outstanding under the Company’s revolving credit facility and the balance of the net proceeds will be invested at a floating interest rate, currently approximately 5.0%. The Company’s net proceeds may be affected by customary post-closing proration adjustments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: September 13, 2006	By:	/s/ Jon D. Kline
Jon D. Kline President and Chief Financial Officer